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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

COMPANY

Tower Automotive, Inc. (Delaware)
R.J. Tower Corporation (Michigan)
Tower Automotive Capital Trust (Delaware)
Tower Automotive Products Company, Inc. (Delaware)
Tower Automotive Chicago, LLC (Illinois)
Tower Automotive Granite City, LLC (Illinois)
Tower Automotive Granite City Services, LLC (Illinois)
Tower Automotive Bowling Green, LLC (Kentucky)
Tower Automotive Milwaukee, LLC (Wisconsin)
Tower Automotive Wisconsin, LLC (Wisconsin)
Tower Automotive Technology, Inc. (Michigan)
Tower Automotive Plymouth, Inc. (Michigan)
Tower Automotive Tooling Services, Inc. (Michigan)
Tower Automotive Technology Products, Inc. (Michigan)
Tower Automotive Finance, Inc. (Delaware)
Tower Automotive Receivables Company, Inc. (Michigan)
Tower Automotive Services and Technology, Inc. (Delaware)
Tower Services, Inc. (Michigan)
Trylon Corporation (Michigan)
Tower Automotive Bardstown, Inc. (Kentucky)
Tower Automotive Michigan, LLC (Michigan)
Tower Automotive Lansing, LLC (Michigan)
Tower Automotive Tool, LLC (Michigan)
Tower Automotive Canada, Inc. (Ontario)
Tower do Brasil, Ltda. (Brazil)
Tower Automotive do Brasil, S.A. (Brazil)
Tower Componentes Automotivos Ltda. (Brazil)
Tower Automotive Mexico, S. de R.L. de C.V. (Mexico)
Tower Automotive International, Inc. (Delaware)
Tower Automotive International Yorozu Holdings, Inc. (Michigan)
Algoods, Inc. (Ontario)
Algoods USA, Inc. (Kentucky)
Tower Automotive International Funding, Inc. (Michigan)
Tower Automotive International Holdings, Inc. (Michigan)
Tower Automotive Japan Co., Ltd. (Japan)
Tower Automotive International, BV (Netherlands)
Tower Automotive Europe, BV (Netherlands)
Tower Italia, S.r.L. (Italy)
Tower Automotive Sud, S.r.L. (Italy)
Tower Automotive Melfi, S.r.L. (Italy)
Oslamt, S.p.A. (Italy)
Tower Automotive, S.r.L. (Italy)
Tower Automotive Spain SL (Spain)
Tower Automotive France SARL (France)

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Tower Automotive A.S. (Slovakia)
Tower Automotive Finance, BV (Netherlands)
Tower Automotive Belgium B.V.B.A. (Belgium)
Tower Automotive India Private, Ltd. (India)
Tower Automotive, s.r.o. (Slovakia)
Tower Automotive Holding, GmbH (Germany)
Tower Automotive Verwaltung, GmbH (Germany)
Tower Automotive Geschaftsfuhrung, GmbH (Germany)
Tower Automotive Umformtechnik Verwaltung, GmbH (Germany)
Tower Automotive Presswork Zwickau Verwaltung, GmbH (Germany)
Tower Automotive Duisburg, GmbH (Germany)
Tower Automotive Deutschland, GmbH & Co. KG (Germany)
Tower Automotive GmbH & Co. KG Werkzeubau Und Presswerk (Germany)
Tower Automotive Umformtechnick, GmbH & Co KG (Germany)
Tower Automotive Presswerk Zwickau, GmbH & Co KG (Germany)
Tower Automotive Auslandsbeteiligungen GmbH (Germany)
Tower Automotive Szerszamgyar es Presuzem, KfT (Hungary)
Tower Automotive (Czech Republic) s.r.o. (Czech Republic)
Tower Automotive Polska SP.zo.o (Poland)
Tower Automotive Hydroforming Verwaltung GmbH (Germany)
Tower Automotive Hydroforming GmbH & Co. KG (Germany)
MT Stahl Handelsgesellschaft GmbH & Co KG (Germany), 80% limited partner MT Stahl Handelsgesellschaft Verwaltung GmbH (Germany)
Seojin Industrial Co., Ltd. (Korea) - Effective 2/27/04 100% owned
Tower Automotive ASC LLC
CJT Automotive LLC

Metalsa S. de R. L. (Mexico), a 40% owned joint venture
Changchun Tower Golden Ring Automotive Products Company, Ltd. (China), a 60% owned joint venture
DTA Development, LLC (Michigan), a 40% owned joint venture
Yorozu Corporation (Japan), a 30.76% owned joint venture (interest sold 3/04)